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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Global Statistics Corporation
(formerly Intergames, Inc.)
Austin, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 1997, relating to the financial statements of Global Statistics Corporation (formerly Intergames, Inc.), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


(Signed Manually)
BDO SEIDMAN, LLP


Austin, Texas

August 4, 1997